Exhibit 99.1

1847 Holdings to Acquire Premier Consumer Products Company with Revenue in Excess of $20 Million and Positive EBITDA in 2022

Acquisition to be Funded without the Issuance of Any Common Stock or Dilutive Equity

Egan-Jones Affirms BBB+ Rating on Company’s Senior Credit Facility

NEW YORK, NY / ACCESSWIRE / August 30, 2023 / 1847 Holdings LLC (“1847” or the “Company”) (NYSE American: EFSH), a unique holding company that combines the attractive attributes of owning private, lower-middle market businesses with the liquidity and transparency of a publicly traded company, today announced that it has signed a definitive agreement to a acquire a premier consumer products company in the United States (the “Target”).

The Target generated unaudited revenue in excess of $20 million and positive EBITDA in 2022. The acquisition is expected to be funded without the issuance of any common stock or dilutive equity and is expected to be completed before the end of the third quarter of 2023, subject to customary closing conditions.

Mr. Ellery W. Roberts, CEO of 1847, commented, “We are excited to add this consumer products company, with its solid revenue, attractive margins and positive EBITDA, to our portfolio of cash flow positive companies. The Target is positioned to execute on several near-term, attractive growth opportunities, as well as operational enhancements that are expected to drive higher sales and margins. The Target also provides meaningful cross-selling and co-branding opportunities across our portfolio companies.”

“Our agreement to acquire the Target without issuing any equity is a further illustration of our commitment to driving long-term shareholder returns. Moreover, as previously announced, we are advancing plans to restructure our outstanding convertible notes with current investors. These steps are expected to significantly enhance our capital structure. While these funding mechanisms were necessary as we built our foundation, we are now in a stronger financial position, which has allowed us to secure more favorable financing terms by properly leveraging debt. Moreover, we expect our projected cash flow will allow us to resume our dividends and opportunistically repurchase stock in the future, subject to establishing a stock buyback plan and future market conditions. Notably, Egan-Jones recently affirmed their BB+ rating on our senior credit facility, which we believe is an important third-party validation of the strength of our balance sheet. Overall, we believe we are on solid footing and remain committed to full transparency. I believe the fact that I have and continue to purchase shares of the Company in open market should illustrate my own conviction and confidence in the outlook for the business.”

Additional details on the definitive agreement will be available upon the filing of a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission and available on the Company’s website once filed.

About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings' investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as "solid" for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings' ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

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Forward-Looking Statements

This press release may contain information about 1847 Holdings' view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in "Risk Factors" included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com